[Dominion letterhead]



September 9, 2001

Louis Dreyfus Natural Gas Corp.
14000 Quail Springs Parkway,
Suite 600
Oklahoma City, OK 73134


Gentlemen:

Louis Dreyfus Natural Gas Corp. ("Seller") and Dominion Exploration & Production, Inc. ("Buyer"), collectively referred to herein as the "Parties", are, contemporaneously with the execution hereof, entering into a GISB Contract or the Purchase and Sale of Natural Gas dated September 9, 2001 (the "Contract"). The Contract, which includes the Transaction Confirmations attached thereto and entails firm obligations, calls for Buyer to purchase specified volumes of gas from Seller at specific delivery points for fixed prices to be determined as provided herein.

Following execution of this letter agreement (the "Agreement") by both parties, Buyer will enter into certain financial transactions with counterparties on or before the close of business on the second (2nd) business day following the date Seller executes this Agreement, as such execution date is shown in the Seller's signature block below, (the "Hedge Termination Date") to financially hedge Buyer's resale risk with respect to the physical gas volumes Buyer will purchase from Seller pursuant to the Contract. The price components of the Schedules, as set forth in the third column thereof, accompanying the Transaction Confirmations forms attached to the Contract ("Transaction Confirmation Prices") will be filled in to reflect the "market price" shown as a line item in the confirmation(s) generated by the counter party, as approved by Buyer. The Transaction Confirmation Prices will also be inclusive of such adjustments for basis and other adjustments as may be referenced in the applicable Schedule. Buyer shall use commercially reasonable best efforts to achieve in such financial transactions the best "market price" available during the period ending on the Hedge Termination Date. Buyer shall also use commercially reasonable best efforts to achieve the best prices available in connection with resales of the physical gas volumes purchased from Seller.

It is intended that the proceeds Buyer receives from the resale of the physical gas volumes purchased from Seller, as adjusted for the settlements related to the financial transactions referenced above, be equivalent to the proceeds that Buyer will pay Seller for such physical gas volumes. Buyer and Seller agree to reimburse each other for any differences via wire transfer within one business day following Seller's receipt of Buyer's invoice or credit memo. Seller shall reimburse Buyer in the event the price Buyer receives for the resale of the physical gas volumes, as adjusted for the settlements related to the financial transactions referenced above, is less than the fixed price paid by Buyer to Seller pursuant to the Contract. Buyer shall reimburse Seller in the event the price Buyer receives for the resale of the physical gas volumes, as adjusted for the settlements related to the financial transactions referenced above, is greater than the fixed price paid by Buyer to Seller pursuant to the Contract.

It is also intended that both Buyer and Seller be kept financially whole for the above-referenced financial settlements, margin calls, interest and any other expenses related to such financial transactions. Accordingly, Buyer and Seller agree to reimburse each other for any expenses associated with the financial transactions via wire transfer within one business day following Seller's receipt of Buyer's invoice or credit memo.

Please indicate your concurrence in the space below.

Very truly yours,

DOMINION EXPLORATION & PRODUCTION, INC.


By:   /s/ Duane Radtke
   -----------------------------------

AGREED TO
This  9th   day of September 2001:
    --------

LOUIS DREYFUS NATURAL GAS CORP.


By:   /s/ Mark E. Monroe
   -----------------------------------


                             BASE CONTRACT FOR SHORT-TERM
                          SALE AND PURCHASE OF NATURAL GAS

This Base Contract is entered into as of the following date: September 9, 2001.
The parties to this Base Contract are the following:
DOMINION EXPLORATION & PRODUCTION, INC.                AND LOUIS DREYFUS NATURAL GAS CORP.
Four Greenspoint Plaza, 16945 Northchase Dr. Suite 1750    14000 Quail Springs Parkway, Suite 600
Houston, Texas 77060-2133                                  Oklahoma City, Oklahoma 73134
Duns # 07-499-2967                                         Duns #
Contract #                                                 Contract #
Attn:  Dennis G. Millet                                    Attn: Ramiro Rangel
Phone: (281) 873-1575    Fax: (281) 873-1547               Phone: 405-749-5244 Fax:
Federal Tax ID Number: 55-0534149                          Federal Tax ID Number:  73-1098614

Invoices and Payments:
1450 Poydras Street
New Orleans, LA 70112-6000
Attn: Ray Oalmann, Director, Revenue Accounting            Attn:
Phone: (504) 593-7000        Fax: (504) 593-7330           Phone:      Fax:
Wire Transfer or ACH Nos. (if applicable)                  Wire Transfer or ACH Nos.
                                                           (if applicable)
Chase Manhattan Bank New York, NY
ABA # 021-000-021, Account # 910-1-450253
This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Short-Term Sale and Purchase of Natural Gas published by the Gas Industry Standards Board.
The parties hereby agree to the following provisions offered in said General Terms and Conditions
(select only one from each box, but see "Note" relating to Section 2.24.):

Section 1.2               Oral
Transaction Procedure   X Written

Section 2.4             X 2 Business Days after receipt (default)
Confirm Deadline          Business Days after receipt

Section 2.5               Seller
Confirming Party          Buyer
                        X Buyer & Seller to execute
                          Confirmations prepared by Buyer

Section 3.2             X Cover Standard
Performance Obl.          Spot Price Standard
Note: The following Spot Price Publication applies to both of the immediately preceding Standards and must be filled in after a
      Standard is selected.

Section 2.24
Spot Price Publication:  Gas Daily Midpoint

Section 6.              X Buyer Pays At and After Delivery Point
Taxes                     Seller Pays Before and At Delivery Point

Section 7.2              25th date of Month following Month
Payment Date             of delivery

Section 7.2             X Wire Transfer (WT)
Method of                 Automated Clearinghouse (ACH)
Payment                   Check

 X Special Provisions:  Number of sheets attached: ONE(1)
IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

DOMINION EXPLORATION & PRODUCTION, INC.           LOUIS DREYFUS NATURAL GAS CORPORATION
            (Party Name)                                      (Party Name)


By      /s/ Duane Radtke                           By      /s/ Mark E. Monroe

Title   President and CEO                          Title   President and CEO


DISCLAIMER:  The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas.  This Contract is intended for Interruptible transactions or Firm transactions of one month or less and may not be suitable for Firm transactions of longer than one month.  Further, GISB does not mandate the use of this Contract by any party.  GISB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT
ACKNOWLEDGES AND AGREES TO GISB'S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR
REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART
THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON- INFRINGEMENT,
MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT GISB KNOWS,
HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER
ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.
EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL GISB BE LIABLE FOR ANY
DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE
OF THIS CONTRACT.







                              GENERAL TERMS AND CONDITIONS
                              BASE CONTRACT FOR SHORT-TERM
                            SALE AND PURCHASE OF NATURAL GAS

         SECTION 1.  PURPOSE AND PROCEDURES

         1.1.     These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis.  "Buyer" refers to the party receiving Gas and "Seller" refers to the party delivering Gas.

The parties have selected either the "Oral" version or the "Written" version of transaction procedures as indicated on the Base Contract.

Oral Transaction Procedure:
1.2     The parties will use the following Transaction Confirmation procedure.  Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties.  The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon.  Any such transaction shall be considered a "writing" and to have been "signed".  Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile.  EDI or mutually agreeable electronic means.  Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party.

Written Transaction Procedure:
1.2     The parties will use the following Transaction Confirmation procedure.  Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular
Delivery Period, the Confirming Party shall, and the other party may, record that agreement on a
Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement.  The parties acknowledge that their agreement will not be binding until the exchange of non-conflicting Transaction Confirmation or the passage of the
Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

        1.3.     If a sending party's Transaction Confirmation is materially different from the receiving party's understanding of the agreement referred to in Section 1.2., such receiving party shall notify the sending party via facsimile by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party.  The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party's agreement to the terms of the transaction described in the sending party's Transaction Confirmation.  If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. The entire agreement between the parties shall be those provisions contained in both the Base Contract and any effective
        Transaction Confirmation.   In the event of a conflict among the terms of (i) a
        Transaction Confirmation, (ii) the Base Contract, and (iii) these General Terms and
        Conditions, the terms of the documents shall govern in the priority listed in this sentence.

        SECTION  2 DEFINITIONS

        2.1.     "Base Contract" shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein.

        2.2.     "British thermal unit" or "Btu" shall have the meaning ascribed to it by the
        Receiving Transporter.

        2.3.     "Business Day" shall mean any day except Saturday, Sunday or Federal Reserve
        Bank holidays.
        2.4.     "Confirm Deadline" shall mean 5:00 p.m. in the receiving party's time zone on the second Business Day following the Day a Transaction Confirmation is received, or if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party's time zone, it shall be deemed received at the opening of the next Business Day.

        2.5.     "Confirming Party" shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.



        2.6.     "Contract" shall mean the legally binding relationship established by (i) the
        Base Contract and (ii) the provisions contained in any effective Transaction
        Confirmation.

        2.7.     "Contract Price" shall mean the amount expressed in U.S. Dollars per MMBtu, as evidenced by the Contract Price on the Transaction Confirmation.

        2.8.     "Contract Quantity" shall mean the quantity of Gas to be delivered and taken as set forth in the Transaction Confirmation.

        2.9.     "Cover Standard", if applicable, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the non-defaulting party shall use commercially reasonable efforts to obtain Gas or alternate fuels, or sell Gas, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the defaulting party; the immediacy of the Buyer's Gas consumption needs or Seller's Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the defaulting party.

        2.10.     "Day" shall mean a period of 24 consecutive hours, coextensive with a "day" as defined by the Receiving Transporter in a particular transaction.

        2.11.     "Delivery Period" shall be the period during which deliveries are to be made as set forth in the Transaction Confirmation.

        2.12.     "Delivery Point(s)" shall mean such point(s) as are mutually agreed upon between Seller and Buyer as set forth in the Transaction Confirmation.

        2.13.     "EDI" shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction
        Confirmations under this Contract.

        2.14.     "EFP" shall mean the purchase, sale or exchange of natural Gas as the
        "physical" side of an exchange for physical transaction involving gas futures contracts.
         EFP shall incorporate the meaning and remedies of "Firm".

        2.15.     "Firm" shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force
        Majeure; provided, however, that during Force Majeure interruptions, the party invoking
        Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3.
        related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

        2.16.     "Gas" shall mean any mixture of hydrocarbons and non-combustible gases in a gaseous state consisting primarily of methane.

        2.17.     "Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

        2.18.     "Interruptible" shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3. related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by
        Transporter.

        2.19.     "MMBtu" shall mean one million British thermal units which is equivalent to one dekatherm.

        2.20.     "Month" shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

        2.21.     "Payment Date" shall mean a date, selected by the parties in the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

        2.22.     "Receiving Transporter" shall mean the Transporter receiving Gas at a Delivery
        Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery
        Point.

        2.23.     "Scheduled Gas" shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.



        2.24     "Spot Price" as referred in Section 3.2 shall mean the price listed in the publication specified by the parties in the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant
        Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices.  If no price or range of prices is published for such Day, then the
        Spot Price shall be the average of the following:  (i) the price (determined as stated
        above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first
        Day for which a price or range of prices is published that next follows the relevant Day.

        2.25.     "Transaction Confirmation" shall mean the document, substantially in the form of Exhibit A, setting forth the terms of a purchase and sale transaction formed pursuant to Section 1. for a particular Delivery Period.

        2.26.     "Transporter(s)" shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for
        Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular Transaction Confirmation.

        SECTION 3 PERFORMANCE OBLIGATIONS

        3.1.     Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the
        Contract Quantity for a particular transaction in accordance with the terms of the
        Contract.  Sales and purchases will be on a Firm or Interruptible basis, as specified in the Transaction Confirmation.

The parties have selected the "Cover Standard" version or the "Spot Price Standard" version as indicated on the Base Contract.

Cover Standard:

3.2     In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, the exclusive and sole remedy of the parties in the event of a breach of a
Firm obligation shall be recovery of the following: (i) in the event of a breach by Seller on any
Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard for replacement Gas or alternative fuels and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract
Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the
Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the
Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the exclusive and sole remedy of the non-breaching party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the
Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such
Day(s).

Spot Price Standard:

3.2     In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, the exclusive and sole remedy of the parties in the event of a breach of a
Firm obligation shall be recovery of the following: (i) in the event of a breach by Seller on any
Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract
Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price.

             EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, IN NO EVENT WILL EITHER PARTY BE
        LIABLE UNDER THIS CONTRACT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT
        LIABILITY), OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.
        SECTION  4. TRANSPORTATION, NOMINATIONS AND IMBALANCES

        4.1.     Seller shall have the sole responsibility for transporting the Gas to the
        Delivery Point(s) and for delivering such Gas at a pressure sufficient to effect such delivery but not to exceed the maximum operating pressure of the Receiving Transporter.


        Buyer shall have the sole responsibility for transporting the Gas from the Delivery
        Point(s).

        4.2.     The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s).  Each party shall give the other party timely prior notice, sufficient to meet the requirements of all Transporter(s)
        involved in the transaction, of the quantities of Gas to be delivered and purchased each
        Day.  Should either party become aware that actual deliveries at the Delivery Point(s)
        are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

        4.3.     The parties shall use commercially reasonable efforts to avoid imposition of any
        Imbalance Charges.  If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges.  If the Imbalance Charges were incurred as a result of Buyer's actions or inactions (which shall include, but shall not be limited to, Buyer's failure to accept quantities of Gas equal to the Scheduled Gas), then Buyer shall pay for such
        Imbalance Charges, or reimburse Seller for such Imbalance Charges paid by Seller to the
        Transporter.  If the Imbalance Charges were incurred as a result of Seller's actions or inactions (which shall include, but shall not be limited to, Seller's failure to deliver quantities of Gas equal to the Scheduled Gas), then Seller shall pay for such Imbalance
        Charges, or reimburse Buyer for such Imbalance Charges paid by Buyer to the Transporter.

        SECTION 5.  QUALITY AND MEASUREMENT

        All Gas delivered by Seller shall meet the quality and heat content requirements of the
        Receiving Transporter.  The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry.  Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

        SECTION 6.  TAXES

The parties have selected either the "Buyer Pays At and After Delivery Point" version or the
"Seller Pays Before and At Delivery Point" version as indicated on the Base Contract.

Buyer Pays At and After Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to the Delivery
Point(s).  Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the
Delivery Point(s) and all Taxes after the Delivery Point(s).  If a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such
Taxes shall promptly reimburse the other party for such Taxes.  Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Seller Pays Before and At Delivery Point:Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to he Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s).  Buyer
shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery
Point(s).  If a party is required to remit or pay Taxes which are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes.  Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

        SECTION 7.  BILLING, PAYMENT AND AUDIT

        7.1.     Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged.  If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled
        Gas.  The invoiced quantity will then be adjusted to the actual quantity on the following
        Month's billing or as soon thereafter as actual delivery information is available.

        7.2.     Buyer shall remit the amount due in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 days after receipt of the invoice by Buyer; provided that if the Payment Date is not a
        Business Day, payment is due on the next Business Day following that date.  If
        Buyer fails to remit the full amount payable by it when due, interest on the unpaid portion shall accrue at a rate equal to the lower of (i) the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum from the date due until the date of payment; or (ii) the maximum applicable lawful interest rate.  If Buyer, in good faith, disputes the amount of any such statement or any part thereof, Buyer will pay to Seller such amount as it concedes to be correct;


        provided, however, if Buyer disputes the amount due, Buyer must provide supporting documentation acceptable in industry practice to support the amount paid or disputed.

        7.3.     In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with Section 7.2. above.

        7.4.     A party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine the books and records of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract.  This examination right shall not be available with respect to proprietary information not directly relevant to transactions under this
        Contract.  All invoices and billings shall be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery.  All retroactive adjustments under Section 7, shall be paid in full by the party owing payment within 30 days of notice and substantiation of such inaccuracy.

        7.5     If, at the time the parties enter into a Gas purchase and sale transaction under which one party is to sell Gas to the other, one or more other Gas purchase and sale transactions are outstanding under which such other party is to sell Gas to such first party for delivery during the same Delivery Period and at the same Delivery Point for payment on the same Payment Date, then (subject to paragraph 10) all such offsetting transactions shall be netted into a single transaction under which (a) the party required to deliver the larger amount of Gas shall deliver to the other party the difference between the amount of Gas it is to deliver and the amount it is to receive under such offsetting transactions, and (b) the party owing the greater purchase price under such offsetting Gas purchase and sale transaction shall pay to the other party the difference between the amount it owes and the amount owed to it under such offsetting transactions.  The single resulting transaction shall be deemed entered into automatically and, once entered into, outstanding obligations under the offsetting transactions shall terminate.  Such netting shall not affect that transaction's status as a Forward Contract based on the date it was originally entered into."

        SECTION 8.  TITLE, WARRANTY AND INDEMNITY

        8.1.     Unless otherwise specifically agreed, title to the Gas shall pass from Seller to
        Buyer at the Delivery Point(s).  Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified
        Delivery Point(s).  Buyer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

        8.2.     Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims.

        8.3.     Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including attorneys' fees and costs of court ("Claims"), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer.
        Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

        8.4.     Notwithstanding the other provisions of this Section 8., as between Seller and
        Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

        SECTION  9.  NOTICES

        9.1.     All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract ("Notices") shall be made to the addresses specified in writing by the respective parties from time to time.

        9.2.     All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized  overnight courier service, first class mail or hand delivered.

        9.3.     Notice shall be given when received on a Business Day by the addressee.  In the absence of proof of the actual receipt date, the following presumptions will apply.
        Notices sent by facsimile shall be deemed to have been received upon the sending party's receipt of its facsimile machine's confirmation of successful transmission, if the day on which such facsimile is received is not a Business Day or is after five p.m.
        on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day.  Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or the receiving party confirms such earlier time as.  Notice via first class mail shall be considered delivered two Business
        Days after mailing.

        SECTION 10.  FINANCIAL RESPONSIBILITY

        10.1.     When reasonable grounds for insecurity of payment or performance or title to the Gas arise, either party may demand adequate assurance of performance.  Adequate assurance shall mean sufficient security in the form and for the term reasonably specified by the party demanding assurance, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the demanding party or a performance bond or guarantee by a creditworthy entity.  In the event (each "a default") either party shall (i) make an assignment or any general arrangement for the benefit of creditors; (ii) default in the payment obligation to the other party; (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iv) otherwise become bankrupt or insolvent (however evidenced); (v) be unable to pay its debts as they fall due; then the other party shall have the right to either withhold and/or suspend deliveries or payment, and  upon notice or upon having taken reasonable efforts to provide notice, to terminate and liquidate any and all
        Forward Contracts, as defined below (including any portion of a Forward Contract not yet delivered) then outstanding at any time or from time to time thereafter and to determine the Market Damages, as defined below, for each such Forward Contract and the net Market
        Damages due from one party to the other, in addition to any and all other remedies available hereunder by operation of law otherwise.  Seller may immediately suspend deliveries to Buyer hereunder in the event Buyer has not paid any amount due Seller hereunder on or before the second day following the date such payment is due or (vi) fail to provide adequate assurance within 48 hours (but at least one Business Day) of demand therefore.

        10.2     If an event in Section 10.1 occurs with respect to a party (the "Defaulting
        Party"), the other party (the "Performing Party") may (at its election) from time to time set off any or all amounts which the Defaulting Party owes to it (whether under this
        Agreement, any Forward Contract or otherwise and whether or not then due) against any or all amounts which the Performing Party owes to the Defaulting Party (whether under this
        Agreement, any Forward Contract or otherwise and whether or not then due), provided that any amount not then due which is included in such setoff shall be discounted to present value as at the time of setoff (to take account of the period between the date of setoff and the date on which such amount would have otherwise been due).  After a default, the Defaulting Party shall be responsible for all costs and expenses incurred by the Performing Party as a result of a default (including, without limitation, reasonable attorneys' fees and disbursements), and any amount which is not paid by the
        Defaulting Party when due shall bear interest until paid at the rate set forth in Section
        7.2.

        10.3     For purposes of this Agreement, (a) "Forward Contract" means a contract for the purchase and sale of Gas under this Agreement between the parties with a maturity date more than two days after such contract is entered into, and (b) "Market Damage"
        shall be calculated as the difference between the Contract Price for that Gas (and provided that if the Contract Price is not in U.S. Dollars, it shall be converted to U.S.
        Dollars at the then current open market exchange rate as of the relevant Payment Date), and the replacement or resale price, as the case may be, multiplied by the relevant quantity of Gas not delivered or received as a result of the early liquidation, except that any such damages determined for a term in excess of a month shall be discounted to a present value as of the date of payment utilizing a rate of interest determined by the Performing Party in a commercially reasonable manner.

        SECTION 11.  FORCE MAJEURE

        11.1.     Except with regard to a party's obligation to make payment due under Section 7.
        and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force
        Majeure.  The term "Force Majeure" as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in
        Section 11.2.

        11.2.     Force Majeure shall include but not be limited to the following:  (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption of firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction.  Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

        11.3.     Neither party shall be entitled to the benefit of the provisions of Force
        Majeure to the extent performance is affected by any or all of the following circumstances:  (i) the curtailment of interruptible or secondary firm transportation unless primary, in-path, firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship.  The party claiming
        Force Majeure shall not be excused from its responsibility for Imbalance Charges.

        11.4.     Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the sole discretion of the party experiencing such disturbance.

        11.5.     The party whose performance is prevented by Force Majeure must provide notice to the other party.  Initial notice may be given orally; however, written notification with reasonably full particulars of the event or occurrence is required as soon as reasonably possible.  Upon providing written notification of Force Majeure to the other party, the affected party will be relieved of its obligation to make or accept delivery of Gas as applicable to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

        SECTION 12.  TERM
        This Contract may be terminated on 30 days' written notice, but shall remain in effect until the expiration of the latest Delivery Period of any Transaction Confirmation(s).
        The rights of either party pursuant to Section 7.4., the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any Transaction Confirmation.

        SECTION 13.  MISCELLANEOUS

        13.1.     This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract.  No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld or delayed; provided, either party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party.  Upon any transfer and assumption, the transferor shall not be relieved of or discharged from any obligations hereunder.

        13.2.     If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

        13.3.     No waiver of any breach of this Contract shall be held to be a waiver of any
        other or subsequent breach. 13.4.     This Contract sets forth all understandings between
        the parties respecting each transaction subject hereto, and any prior  contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective
        Transaction Confirmation(s).  This Contract may be amended only by a writing executed by both parties.

        13.5.     The interpretation and performance of this Contract shall be governed by the laws of the state specified by the parties in the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.


        13.6.     This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any Federal, State, or local governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or Transaction Confirmation or any provisions thereof.

        13.7.     There is no third party beneficiary to this Contract.



        13.8.     Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract.  Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.







                             BASE CONTRACT FOR SHORT-TERM
                           SALE AND PURCHASE OF NATURAL GAS

                                 SPECIAL PROVISIONS



     1. Informal Dispute Resolution.  In the event of a dispute or disagreement between the parties, including any dispute regarding interpretation of this Contract or performance hereunder or there under by either party, each party will appoint a representative authorized to act on behalf of its senior management to meet, on or before fifteen (15)
        days after notice of such dispute is given, for the purpose of endeavoring to resolve such dispute.  If the parties fail to agree regarding the resolution of the disagreement or dispute on or before fifteen (15) days after the initial date of such meeting, or if either or both parties fail to schedule or to attend such meeting, then either party may initiate arbitration in accordance with Section 2 below.

     2. Arbitration.  All claims, disputes and other matters in question arising out of this
        Contract shall be settled by arbitration by a single arbitrator appointed by agreement of the parties, or failing such agreement, by the American Arbitration Association ("AAA")
        and administered by the AAA in accordance with the AAA's Commercial Arbitration Rules in effect from time to time.  The arbitration shall be held in Houston, Texas.  The award rendered by the arbitrator shall be in writing and shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction thereof.  The parties shall continue to perform under this Contract during any arbitration proceeding.  Each party shall pay its costs and expenses of the arbitration, including its attorney's fees, and one half of the costs and expenses of the arbitration.

     3. Delete paragraph 11.3, substitute with the following:

        "Neither Party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected from any or all of the following circumstances: (i) the sole or contributory negligence of the Party claiming excuse; (ii) the Party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; (iii) economic hardship; and (iv) failure of interruptible transportation (except to the extent volumes would not have been delivered if scheduled under a firm transportation agreement using primary points). Force Majeure shall not excuse responsibility for Imbalance Charges by the Party claiming the Force
        Majeure.  In addition to the foregoing limitations, Seller's obligation to deliver gas, and Buyer's obligation to take delivery of gas under this Contract, shall be measured by
        Seller's ability to deliver gas to the Delivery Point, or Buyer's ability to take delivery of gas at the Delivery Point.  Consequently, in the case of Seller, an event of
        Force Majeure occurring upstream of the Delivery Point excuses Seller's performance only to the extent that such event of Force Majeure prevents Seller from delivering gas to the
        Delivery Point. In the case of the Buyer, an event of Force Majeure occurring downstream of the Delivery Point excuses Buyer's performance only to the extent such event of
        Force Majeure prevents Buyer from taking delivery of gas at the Delivery Point."

     4. Each day during an event of Force Majeure should the difference between the applicable
        Transaction Confirmation contract price and the applicable monthly Inside FERC index price be positive, Buyer will pay Seller an amount equal to that difference times the volume shortfall. Each day during an event of Force Majeure should the difference between the applicable Transaction Confirmation contract price and the applicable Inside FERC index price be negative, Seller will pay Buyer an amount equal to that difference times the volume shortfall.



                                                                       Date:
                                                          Transaction Confirmation #: 00-


This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated
                                                                                            -----
---------------.  The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

BUYER:                                                   SELLER:
DOMINION EXPLORATION & PRODUCTION, INC.                  LOUIS DREYFUS NATURAL GAS CORP.
Four Greenspoint Plaza, 16945 Northchase Dr., Suite 1750 1400 Quail Springs Parkway, Suite 600
Houston, Texas 77060-2133                                Oklahoma City, OK 73134
Attn: Dennis G. Millet                                   Attn: Ramiro Rangel
Phone: (281) 873-1575                                    Phone: 405-749-5244  Fax:
Fax: (281) 873-1547                                      Base Contract No.
Base Contract No.                                        Transporter:
Transporter:                                             Transporter Contract Number:
Transporter Contract Number:

Contract Price: See attached Schedule / MMBtu

Delivery Period:  Begin:    January 1, 2002             End:   December 31, 2002

Performance Obligation and Contract Quantity:  (Select One)

Firm (Fixed Quantity):         Firm (Variable Quantity):        Interruptible:
See Attached Schedule                MMBtus/day Minimum          Up to _ MMBtus/day
   EFP                               MMBtus/day Maximum
 X FIRM                              subject to Section 4.2 at
                                     election of
                                     Buyer or   Seller

Delivery Point(s):  ANR - OKLAHOMA POOL
(If a pooling point is used, list a specific geographic and pipeline location):

Special Conditions:



Buyer: DOMINION EXPLORATION & PRODUCTION, INC.    Seller: LOUIS DREYFUS NATURAL GAS CORP.

By:    /s/ Duane Radtke                           By:     /s/ Mark E. Monroe
       -------------------------------------              -------------------------------

Title: President and CEO                          Title:  President and CEO
       -------------------------------------              -------------------------------


Date:  9/9/01                                     Date:   9/9/01


                          SCHEDULE GISB TRANSACTION CONFIRMATION

                                         FOR

                          Delivery Point: ANR - OKLAHOMA POOL
                     Delivery Period: January 1 - December 31, 2002
                           Performance Obligation: Firm

  Month                 Daily Volume (Mmbtu)                     Price *

  January               20,000

  February              20,000

  March                 20,000

  April                 20,000

  May                   20,000

  June                  20,000

  July                  20,000

  August                20,000

  September             20,000

  October               20,000

  November              20,000

  December              20,000

  *   Price will be filled in as provided in letter agreement dated September 9, 2001 between
      Buyer and Seller.  Such price shall be inclusive of basis swap and a further adjustment of -$0.01.







                                                                     Date:
                                                          Transaction Confirmation #: 00-


This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated
_______________________.  The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

BUYER:                                                     SELLER:
DOMINION EXPLORATION & PRODUCTION, INC.                    LOUIS DREYFUS NATURAL GAS CORP.
Four Greenspoint Plaza, 16945 Northchase Dr., Suite 1750   14000 Quail Springs Parkway, Suite 600
Houston, Texas 77060-2133                                  Oklahoma City, OK 73134
Attn: Dennis G. Miller                                     Attn: Ramiro Rangel
Phone: (281) 873-1575                                      Phone: 405-749-5244   Fax:
Fax: (281) 873-1547                                        Base Contract No.
Base Contract No.                                          Transporter:
Transporter:                                               Transporter Contract Number:
Transporter Contract Number:

Contract Price: See attached Schedule / MMBtu

Delivery Period:  Begin:    January 1, 2002                  End:   December 31, 2002

Performance Obligation and Contract Quantity:  (Select One)

Firm (Fixed Quantity):               Firm (Variable Quantity):       Interruptible:
See Attached Schedule  MMBtus/day         MMBtus/day Minimum           Up to _ MMBtus/day
   EFP                                    MMBtus/day Maximum
 X FIRM                                   subject to Section 4.2.
                                          at election of
                                          Buyer or   Seller

Delivery Point(s):  EL PASO - PERMIAN POOL
(If a pooling point is used, list a specific geographic and pipeline location):

Special Conditions:

Buyer: DOMINION EXPLORATION & PRODUCTION, INC.        Seller: LOUIS DREYFUS NATURAL GAS CORP.

By:   /s/ Duane Radtke                                By:     /s/ Mark E. Monroe
      -----------------------------------                    --------------------------------

Title: President and CEO                              Title: President and CEO
      -----------------------------------                    --------------------------------


Date: 9/9/01                                          Date: 9/9/01

                          SCHEDULE GISB TRANSACTION CONFIRMATION

                                         FOR

                          Delivery Point: EL PASO - PERMIAN POOL
                     Delivery Period: January 1 - December 31, 2002
                            Performance Obligation: Firm

Month                 Daily Volume (Mmbtu)               Price *

January               10,000

February              10,000

March                 10,000

April                 10,000

May                   10,000

June                  10,000

July                  10,000

August                10,000

September             10,000

October               10,000

November              10,000

December              10,000


* Price will be filled in as provided in letter agreement dated September 9, 2001 between Buyer and Seller.  Such price shall be inclusive of basis swap.



                                                                     Date:
                                                         Transaction Confirmation #: 00-

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated
______________________.  The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

BUYER:                                                     SELLER:
DOMINION EXPLORATION & PRODUCTION, INC.                    LOUIS DREYFUS NATURAL GAS CORP.
Four Greenspoint Plaza, 16945 Northchase Dr., Suite 1750   14000 Quail Springs Parkway, Suite 600
Houston, Texas 77060-2133                                  Oklahoma City, OK 73134
Attn: Dennis G. Millet                                     Attn: Ramiro Rangel
Phone: (281) 873-1575                                      Phone: 405-749-5244   Fax:
Fax:  (281) 873-1547                                       Base Contract No.
Base Contract No.                                          Transporter:
Transporter:                                               Transporter Contract Number:
Transporter Contract Number:

Contract Price: See attached Schedule / MMBtu

Delivery Period:  Begin:    January 1, 2002              End:   December 31, 2002

Performance Obligation and Contract Quantity:  (Select One)

Firm (Fixed Quantity):              Firm (Variable Quantity):       Interruptible:
See Attached Schedule  MMBtus/day        MMBtus/day Minimum          Up to MMBtus/day
    EFP                                  MMBtus/day Maximum
  X FIRM                                 subject to Section 4.2.
                                         at election of
                                         Buyer or   Seller

Delivery Point(s):  BUYER'S CHOICE OF OUTLET PIPES AT THE WGR KATY HEADER

(If a pooling point is used, list a specific geographic and pipeline location):

Special Conditions:



Buyer: DOMINION EXPLORATION & PRODUCTION, INC.        Seller: LOUIS DREYFUS NATURAL GAS CORP.

By:    /s/ Duane Radtke                               By:     /s/ Mark E. Monroe
       --------------------------------------                 -------------------------------

Title: President and CEO                              Title:  President and CEO
       --------------------------------------                 -------------------------------

Date:  9/9/01                                         Date:   9/9/01


                         SCHEDULE GISB TRANSACTION CONFIRMATION

                                        FOR

                         Delivery Point: WGR KATY HEADER OUTLET
                     Delivery Period: January 1 - December 31, 2002
                            Performance Obligation: Firm

  Month               Daily Volume (Mmbtu)                Price *

  January             80,000

  February            80,000

  March               80,000

  April               80,000

  May                 80,000

  June                80,000

  July                80,000

  August              80,000

  September           80,000

  October             86,000

  November            86,000

  December            86,000



    * Price will be filled in as provided in letter agreement dated September 9, 2001 between Buyer and Seller.  Such price shall be inclusive of basis swap and a further adjustment of -$0.035

  NOTE: For the purposes of Paragraph 4 Special Provisions the index price is deemed to be Inside FERC / FOM / Houston Ship Channel Large Packages for gas at the WGR
  KATY HEADER.


This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated
______________________.  The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

BUYER:                                                     SELLER:
DOMINION EXPLORATION & PRODUCTION, INC.                    LOUIS DREYFUS NATURAL GAS CORP.
Four Greenspoint Plaza, 16945 Northchase Dr., Suite 1750   14000 Quail Springs Parkway, Suite 600
Houston, Texas 77060-2133                                  Oklahoma City, OK 73134
Attn: Dennis G. Millet                                     Attn: Ramiro Rangel
Phone: (281) 873-1575                                      Phone: 405-749-5244   Fax:
Fax: (281) 873-1547                                        Base Contract No.
Base Contract No.                                          Transporter:
Transporter:                                               Transporter Contact Number:
Transporter Contract Number:

Contract Price: See attached Schedule / MMBtu

Delivery Period:  Begin:    January 1, 2002                End:   December 31, 2002

Performance Obligation and Contract Quantity:  (Select One)

Firm (Fixed Quantity):             Firm (Variable Quantity):             Interruptible:
See Attached Schedule  MMBtus/day        MMBtus/day Minimum               Up to _ MMBtus/day
    EFP                                  MMBtus/day Maximum
  X FIRM                                 subject to Section 4.2.
                                         at election of
                                         Buyer or   Seller

Delivery Point(s):  PANHANDLE EASTERN - OK POOL

(If a pooling point is used, list a specific geographic and pipeline location):

Special Conditions:

Buyer: DOMINION EXPLORATION & PRODUCTION, INC.      Seller: LOUIS DREYFUS NATURAL GAS CORP.

By:    /s/ Duane Radtke                             By:     /s/ Mark E. Monroe
       --------------------------------------               --------------------------------

Title: President and CEO                            Title:  President and CEO
       --------------------------------------               --------------------------------

Date:  9/9/01                                       Date:   9/9/01

                          SCHEDULE GISB TRANSACTION CONFIRMATION

                                         FOR

                    Delivery Point: PANHANDLE EASTERN - OKLAHOMA POOL
                     Delivery Period: January 1 - December 31, 2002
                            Performance Obligation: Firm

  Month                Daily Volume (Mmbtu)             Price *

  January              20,000

  February             20,000

  March                20,000

  April                20,000

  May                  20,000

  June                 20,000

  July                 20,000

  August               20,000

  September            20,000

  October              20,000

  November             20,000

  December             20,000



  * Price will be filled in as provided in letter agreement dated September 9, 2001 between Buyer and Seller.  Such price shall be inclusive of basis swap and a further adjustment of -$0.01